Exhibit 31.1

Huttig Building Products, Inc. and Subsidiaries

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Michael A. Lupo, certify that:

1.	I have reviewed this Annual Report on Form 10-K for the fiscal year ended December 31, 2004 of Huttig Building Products, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 8, 2005	/s/ Michael A. Lupo
Michael A. Lupo
President and Chief Executive Officer

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